UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


           PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934

       Date of Report (Date of earliest event reported) December 17, 1997

                               (December 17, 1997)


                  Commission File Number             0-17589

                            NTS-PROPERTIES VII, LTD.
             (Exact name of registrant as specified in its charter)

         Florida                                    61-1119232
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)

   10172 Linn Station Road
   Louisville, Kentucky                                 40223
(Address of principal executive                      (Zip Code)
offices)

Registrant's telephone number,
including area code                                 (502) 426-4800

                              Not Applicable
            Former name, former address and former fiscal year,
                       if changed since last report

Item 5.       Other Items

On December 31, 1995, NTS-Properties VII, Ltd.(the "Partnership) established an Interest Repurchase Reserve pursuant to Section 16.4 of the Partnership's Amended and Restated Agreement of Limited Partnership. Under Section 16.4, limited partners may request the Partnership to repurchase their respective interests (Units) in the Partnership. The Partnership notified the limited partners of the establishment of the Interest Repurchase Reserve and the opportunity to request that the Partnership repurchase Units at the established price pursuant to that certain letter to limited partners dated February 1, 1996.

As of December 17, 1997, NTS-Properties VII has elected to fund an additional amount of $38,918 to its Interest Repurchase Reserve. This additional funding will bring the Interest Repurchase Reserve to $127,653. With this funding, the Partnership will be able to repurchase up to 21,275 Units at a currently contemplated price of $6.00 per Unit. The Partnership intends to notify the limited partners of the additional funding to the Interest Repurchase Reserve and the opportunity to request that the Partnership repurchase Units at the established price by letter dated December 17, 1997, a copy of which is attached hereto and made a part hereof.

December 17, 1997

Dear NTS-Properties VII Investor:

On February 1, 1996, the Partnership announced the funding of an Interest Repurchase Reserve, pursuant to Section 16.4 of the Partnership's Limited Partnership Agreement. Under this Section of the Partnership Agreement, the Partnership may repurchase Units from investors who indicate in writing their desire to sell. Since the repurchased Units will be retired, there will be fewer investors for the distribution of assets.

The Partnership has elected to fund an additional $38,918 to the Interest Repurchase Reserve. This additional funding will bring the Interest Repurchase Reserve to $127,653. With this funding, the Partnership will be able to repurchase up to 21,275 additional Units at a currently contemplated price of $6.00 per Unit, from investors who sign and return the enclosed Repurchase Request.

Units will be repurchased on a "first-come, first served" basis until the Interest Repurchase Reserve is depleted. If the number of Units submitted for repurchase again exceeds that which can be repurchased by the Partnership, those additional Units may be repurchased in subsequent quarters. The Partnership may at the discretion of the General Partner continue to set aside funds in the Interest Repurchase Reserve.

The above offering price per Unit was established by the General Partner in its sole discretion, and does not purport to represent the fair market value or liquidation value of a Unit. The General Partner believes that this purchase price represents a substantial discount from the value of each Unit and strongly recommends to the investors that Units be held and not sold. However, there is no guarantee of the amount that limited partners who choose not to sell will receive upon the ultimate liquidation of the Partnership.

If you are interested in the Partnership repurchasing your Units, please sign, date and return the enclosed Repurchase Request form, as instructed. Upon receipt of your signed Repurchase Request, we will provide you with the appropriate transfer form and instructions. No transfer fees or commissions will be charged for the repurchase.

You may obtain further information on the Interest Repurchase Reserve by calling our Investor Services at (800) 928-1492 Ext. 544.

                               REPURCHASE REQUEST

                        For Limited Partnership Units in

                               NTS-Properties VII







December 17, 1997




I request that NTS-Properties VII repurchase my limited partnership interest(s) ("Units") at the price of $6.00 per Unit, as described in the letter to me from NTS-Properties Associates VII dated December 17, 1997 to which this Repurchase Request is attached. As a condition to repurchase, I understand that I hereby waive the provisions of Section 16.4 of the Amended and Restated Agreement of Limited Partnership of NTS-Properties VII (the "Partnership Agreement") regarding the price and terms of repurchase of Units, and fully and finally release NTS- Properties VII and its General Partner from any and all known or unknown claims, liability and actions, whether arising under or pertaining to the Offering or Prospectus for NTS- Properties VII, the Partnership Agreement or otherwise. I will reaffirm my waiver and release upon execution of the transfer documents. Please send me the appropriate transfer documents.

I own _______ Units of NTS-Properties VII. I have read and fully understand the foregoing.

[Each owner of the Limited Partner Units must sign below.]


________________________________
Date


________________________________     __________________________________
Signature of Limited Partner         Signature of Limited Partner




________________________________     __________________________________
Printed Name                         Printed Name


Once completed, forward this form to:     NTS-Properties VII
                                          c/o Gemisys Corporation
                                          7103 S. Revere Parkway
                                          Englewood, CO 80112

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           NTS-Properties VII, Ltd.
                                                 (Registrant)

                                           BY:   NTS-Properties Associates VII
                                                 BY: NTS Capital Corporation,
                                                       General Partner


                                                       /s/ John W. Hampton
                                                       John W. Hampton
                                                       Senior Vice President



Date:      December 17, 1997